EXHIBIT 5.1

November 15, 2005

Board of Directors
America’s Car-Mart, Inc.
802 Southeast Plaza Ave.
Suite 200
Bentonville, AR 72712

RE:	America’s Car-Mart, Inc. Registration Statement on Form S-8 100,000 Shares of Common Stock 2005 Restricted Stock Plan

Ladies and Gentlemen:

We have acted as counsel for America’s Car-Mart, Inc. (the “Company”) in connection with the registration of 100,000 shares of its $0.01 par value common stock (the “Shares”) reserved under the Company’s 2005 Restricted Stock Plan (the “Plan”), pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), on or about the date hereof.

In connection therewith, we have examined the following:

(1)  The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Texas;

(2)  The Bylaws of the Company;

(3)  Resolutions of the Board of Directors of the Company adopting the Plan;

(4) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the “Registration Statement”).

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized by the Company and, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Board of Directors
America’s Car-Mart, Inc.
November 15, 2005

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely, SMITH, GAMBRELL & RUSSELL, LLP /s/ Terry F. Schwartz Terry F. Schwartz